AMENDMENT NO. 1 TO
MANAGEMENT AGREEMENT
      THIS AMENDMENT NO. 1 TO
MANAGEMENT AGREEMENT (?Agreement?)
is effective as of the 1st day of December, 2016, by and between AMERICAN CENTURY GROWTH
FUNDS, INC., a Maryland corporation (hereinafter called the ?Company?), and AMERICAN
CENTURY INVESTMENT MANAGEMENT,
INC., a Delaware corporation (hereinafter called the ?Investment Manager?).

      WHEREAS, the Company and the
Investment Manager are parties to a certain
Management Agreement effective as of July 16,
2010 (?Agreement?); and

	WHEREAS, the parties hereto desire to
enter into this Amendment to reflect the name change of Legacy Focused Large Cap Fund to
Focused Dynamic Growth Fund; the name change of Legacy Multi-Cap Fund to Adaptive All Cap
Fund; the addition of a R6 Class of shares to the Focused Dynamic Growth Fund and Adaptive All
Cap Fund; and the liquidation of the Legacy Large
Cap Fund.

	1.	Amendment of Schedule A.
Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

	2.	Ratification and Confirmation of
Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

      3.	Full Force and Effect.  Except as
expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

      IN WITNESS WHEREOF, the parties
have caused this Amendment to be duly executed
by their respective duly authorized officers to be
effective as of the day and year first above written.
AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC.
AMERICAN CENTURY GROWTH FUNDS, INC.
/s/ Otis H. Cowan
/s/ Charles A. Etherington
Otis H. Cowan
Vice President
Charles A. Etherington
Senior Vice President



Schedule A
Fee Schedules
Series
Investment
Strategy
Assets
Fee Schedule by Class


Investor
Institu-
tional
Advisor
R
R6
Adaptive
All Cap
Fund
First $500
million
1.150%
0.950%
1.150%
1.150%
0.800%

Next $500
million
1.100%
0.900%
1.100%
1.100%
0.750%

Next $4
billion
1.050%
0.850%
1.050%
1.050%
0.700%

Next $5
billion
1.040%
0.840%
1.040%
1.040%
0.690%

Next $5
billion
1.030%
0.830%
1.030%
1.030%
0.680%

Next $5
billion
1.020%
0.820%
1.020%
1.020%
0.670%

Next $5
billion
1.000%
0.800%
1.000%
1.000%
0.650%

Next $5
billion
0.950%
0.750%
0.950%
0.950%
0.600%

Over $30
billion
0.850%
0.650%
0.850%
0.850%
0.500%
Focused
Dynamic
Growth
Fund
First $500
million
1.100%
0.900%
1.100%
1.100%
0.750%

Next $500
million
1.050%
0.850%
1.050%
1.050%
0.700%

Next $4
billion
1.000%
0.800%
1.000%
1.000%
0.650%

Next $5
billion
0.990%
0.790%
0.990%
0.990%
0.640%

Next $5
billion
0.980%
0.780%
0.980%
0.980%
0.630%

Next $5
billion
0.970%
0.770%
0.970%
0.970%
0.620%

Next $5
billion
0.950%
0.750%
0.950%
0.950%
0.600%

Next $5
billion
0.900%
0.700%
0.900%
0.900%
0.550%

Over $30
billion
0.800%
0.600%
0.800%
0.800%
0.450%

77Q1(e)
American Century Growth Funds, Inc.	Schedule A: Fee Schedules